Exhibit 10.8(b)

June 1, 2013

Eckhardt Trading Company

1314 North Dearborn Parkway

The Carriage House

Chicago, Illinois 60610

Attention: Ms. Audrey L. Gale

Re:	Management Agreement Renewals

Dear Ms. Gale:

We are writing with respect to your management agreements concerning the commodity pools to which reference is made below (the “Management Agreements”). We are extending the term of the Management Agreements through June 30, 2014 and all other provisions of the Management Agreements will remain unchanged.

•	CMF Eckhardt Master Fund L.P.

•	Diversified 2000 Futures Fund L.P.

•	Diversified Multi-Advisor Futures Fund L.P.

•	Diversified Multi-Advisor Futures Fund L.P. II

Please acknowledge receipt of this modification by signing one copy of this letter and returning it to the attention of Mr. Damian George at the address above or fax to 212-296-6868. If you have any questions I can be reached at 212-296-1292.

Very truly yours,

CERES MANAGED FUTURES LLC

By:	/s/ Damian George
Damian George
Chief Financial Officer & Director

ECKHARDT TRADING COMPANY

By:	/s/ Audrey L. Gale

Print Name:	Audrey L. Gale

DG/sr